UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

December 30, 2010

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2010, China Recycling Energy Corporation (the “Company”) received the resignation of Xinyu (Tony) Peng, Chief Financial Officer and Secretary, effective from December 30, 2010.

On December 30, 2010, the Board of Directors approved the appointment of David Chong, age 48, as Chief Financial Officer (“CFO”) and Secretary of the Company to replace Mr. Peng, effective December 30, 2010.  Mr. Chong has been consulting with the Company since June 2010. Prior to joining the Company, Mr. Chong served as CFO for Guangdong Yan Zhi Hong Shoes Manufacturing Co., Ltd (“YZH”) from January, 2007 to October, 2010. From December, 1991 to December, 2006,  Mr. Chong served as the Financial Controller for Amtek Engineering Limited. Mr. Chong holds the qualification in Professional Accountancy Studies from ACCA (the Association of Chartered Certified Accountants).

In connection with his appointment as Chief Financial Officer and Secretary, the Company entered into an employment agreement with Mr. Chong on January 1st, 2011. The employment agreement provides that Mr. Chong will receive compensation in the amount of $7,575.80 per month. The term of the employment agreement is for two years.

A press release announcing Mr. Chong’s  appointment as Chief Financial Officer and Secretary is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed with this report.

Exhibit No.	Description
99.1	Press release dated January 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation
Date: January 6, 2011	/s/ Guohua Ku
Guohua Ku, Chief Executive Officer